CONTACT:	Daniel T. Hendrix
Chairman and Chief Executive Officer
Patrick C. Lynch
Senior Vice President and Chief Financial Officer
(770) 437-6800

FTI Consulting, Inc.
Eric Boyriven, Matt Steinberg
(212) 850-5600

FOR IMMEDIATE RELEASE

INTERFACE ANNOUNCES PENDING SALE OF ITS BENTLEY PRINCE STREET SUBSIDIARY

ATLANTA, Georgia, July 25, 2012 – Interface, Inc. (Nasdaq: IFSIA), a worldwide floorcoverings company and global leader in sustainability, today announced that it has entered into an agreement to sell its Bentley Prince Street subsidiary in an all-cash transaction valued at $35 million to Dominus Capital, a private equity investment firm, in partnership with Bentley Prince Street President Anthony Minite and other members of its senior management team.  Based in Los Angeles, California, Bentley Prince Street manufactures and markets broadloom, carpet tile and area rugs for commercial interiors globally.  For the full year 2011, the Bentley Prince Street division generated revenue of $104.0 million.  The closing of the transaction is expected to occur sometime during the third quarter, subject to customary closing conditions.
“This is an excellent opportunity for both parties that is consistent with our overall strategy,” said Daniel T. Hendrix, Chairman and Chief Executive Officer.  “The sale of Bentley Prince Street will allow us to redeploy our capital into our core modular carpet operations, where we have the global scale to generate stronger returns and more value for our business.  At the same time, the transaction will position Bentley Prince Street as a leading independent commercial carpet company with promising opportunities in its segments of the marketplace.”
After the closing, Bentley Prince Street would continue to operate in California under the leadership of Anthony Minite, who would assume the additional role of CEO.  Mr. Minite said that, in the meantime, daily operations will continue as normal.
Ashish Rughwani, Partner at Dominus Capital, added, “We’re excited about the opportunity to partner with Anthony and the rest of the management team in this investment.  We look forward to supporting them as they continue to expand their industry leading product portfolio and further build out their roster of dedicated clients around the globe.  In addition to making a substantial financial commitment to Bentley Prince Street, we look forward to utilizing our previous experience in the floor covering industry, as well as our network of industry executives, to assist management in achieving its growth plans.”

Interface, Inc. is the world’s largest manufacturer of modular carpet, which it markets under the Interface, FLOR, Heuga and Bentley Prince Street brands, and, through its Bentley Prince Street brand, enjoys a leading position in the designer quality segment of the broadloom carpet market.  The Company is committed to the goal of sustainability and doing business in ways that minimize the impact on the environment while enhancing shareholder value.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the other matters set forth in this news release are forward-looking statements.  The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including risks and uncertainties associated with economic conditions in the commercial interiors industry as well as the risks and uncertainties discussed under the heading “Risk Factors” included in Item 1A of the Company~~'s~~ Annual Report on Form 10-K for the fiscal year ended January 1, 2012, which discussion is incorporated herein by this reference, including, but not limited to, the discussion of specific risks and uncertainties under the headings “The ongoing worldwide financial and credit crisis could have a material adverse effect on our business, financial condition and results of operations,” “Sales of our principal products have been and may continue to be affected by adverse economic cycles in the renovation and construction of commercial and institutional buildings,” ~~“~~We compete with a large number of manufacturers in the highly competitive commercial floorcovering products market, and some of these competitors have greater financial resources than we do,” “Our success depends significantly upon the efforts, abilities and continued service of our senior management executives and our principal design consultant, and our loss of any of them could affect us adversely,” “Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including by restrictive taxation or other government regulation and by foreign currency fluctuations,” “Concerns regarding the European sovereign debt crisis and market perceptions about the instability of the euro, the potential re-introduction of individual currencies within the Eurozone, or the potential dissolution of the euro entirely, could adversely affect our business, results of operations or financial condition,” “Large increases in the cost of petroleum-based raw materials could adversely affect us if we are unable to pass these cost increases through to our customers,” “Unanticipated termination or interruption of any of our arrangements with our primary third party suppliers of synthetic fiber could have a material adverse effect on us,” “We have a significant amount of indebtedness, which could have important negative consequences to us,” “The market price of our common stock has been volatile and the value of your investment may decline,” “Our earnings in a future period could be adversely affected by non-cash adjustments to goodwill, if a future test of goodwill assets indicates a material impairment of those assets,” and “Our Rights Agreement could discourage tender offers or other transactions for our stock that could result in shareholders receiving a premium over the market price for our stock.”  Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made.  The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

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